UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01              Regulation FD Disclosure.

On November 8, 2019, Replimune Group, Inc. (the “Company”) announced updated clinical data of RP1 during a presentation at the 34th Annual Meeting of the Society for Immunotherapy of Cancer (“SITC 2019”). A copy of the presentation slides are furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01              Other Events.

On November 8, 2019, the Company issued a news release announcing the SITC 2019 presentation described above and providing an update on its RP1 clinical development program and clinical data.

As provided in the news release, the Company announced that the Phase 1 part of the Company’s Phase 1/2 clinical trial of RP1 enrolled 36 patients with advanced heavily pre-treated cancers who were refractory to available therapy.  Treatment with RP1 alone was given up to five times at various dose levels and injected into a single tumor to determine the recommended Phase 2 dose (N=22), following which RP1 was given up to eight times at the recommended dose in combination with nivolumab, an anti-PD-1 therapy supplied by Bristol-Myers Squibb Company, and started at the second dose of RP1 (N=14). Based on the data, which the Company believes showed a favorable safety profile for both RP1 alone and in combination with nivolumab, the RP1 dosing regimen moved forward into Phase 2 development with an initial dose of up to 10mL of 1x106 pfu/ml followed by subsequent doses of up to 10mL of 1x107 pfu/ml.

In the dose rising monotherapy part of the Phase 1/2 clinical trial, RP1 was associated with tumor destruction, including delayed systemic post-study tumor reduction without further therapy. In the combination portion of the Phase 1 part of the clinical trial, anti-tumor activity was observed in multiple patients with a variety of tumor types, particularly in cutaneous squamous cell carcinoma, or CSCC, and melanoma, but also in microsatellite instability high (MSI-H) colorectal cancer and esophageal cancer patients. Additionally, the first three of four patients with anti-CTLA-4 and anti-PD-1 refractory cutaneous melanoma treated with RP1 combined with nivolumab are responding to therapy (two patients from the Phase 1 part of the clinical trial and one from Phase 2) and clinical activity has been seen in four of the first five patients treated with CSCC. Of particular note, the Company believes substantial tumor reduction was observed in a number of patients after just the first dose of RP1, but before the introduction of nivolumab two weeks later.

The Company also announced that biomarker data further confirmed the mechanism of action of RP1 alone and in combination with nivolumab, suggesting that RP1 provides broad anti-tumor immune activation. Increases in CD8+T cells and PD-L1 were seen in serial tumor biopsies across tumor types, and the kinetics of virus detection suggests that robust virus replication in tumors occurs.

A copy of the news release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Company Presentation dated November 8, 2019
99.2	News Release dated November 8, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: November 8, 2019	By:	/s/ Robert Coffin
Robert Coffin
President and Chief Executive Officer

3